Exhibit 8.1

[LATHAM & WATKINS LLP LETTERHEAD]

July 14, 2014

Fantex, Inc.
330 Townsend Street, Suite 234
San Francisco, CA 94107

  Re:
  Certain Federal Income Tax Matters

Ladies and Gentlemen:

        We have acted as special counsel to Fantex, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of 523,700 shares of Fantex Series EJ Manuel Convertible Tracking Stock of the Company, par value $0.0001 per share ("Fantex Series EJ Manuel"), and up to 5,000,000 shares of platform common stock, par value $0.0001 per share, of Fantex, Inc. issuable upon the conversion of shares of Fantex Series EJ Manuel Convertible Tracking Stock ("Platform Common Stock," together with Fantex Series EJ Manuel, the "Shares"). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") (Registration No. 333-194256) (as amended, the "Registration Statement"). You have requested our opinion regarding the statements in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations."

        The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Company's responses to our examination and inquiries.

        In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement, the statements of law and legal conclusions contained under the caption "Material U.S. Federal Income Tax Considerations" in the Registration Statement constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of an investment in the Fantex Series EJ Manuel.

        No opinion is expressed as to any matter not discussed herein.

        This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement or any other documents we reviewed in connection with offering of the Shares may affect the conclusions stated herein.

        This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose without our prior written consent, which may be granted or withheld in our discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name the captions "Material U.S. Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Latham & Watkins LLP